UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2005

HERBALIFE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 309 GT, Ugland House South Church Street, Grand Cayman Cayman Islands
(Address of principal executive offices)

Registrant’s telephone number, including area code:     c/o (310) 410-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August, 19, 2005, Herbalife International, Inc. (“Herbalife International”), an indirect wholly-owned subsidiary of Herbalife Ltd. (“Herbalife”), entered into the Second Amendment (the “Amendment”) to its Credit Agreement, dated as of December 21, 2004, among Herbalife International, Herbalife, as parent guarantor, and certain other subsidiaries of Herbalife, and a syndicate of financial institutions, with Morgan Stanley Senior Funding Inc. as Administrative Agent, as amended (the “Credit Agreement”).  Among other things, the Amendment permits the purchase, repurchase or redemption of up to $50,000,000 aggregate principal amount of Herbalife’s $275.0 million aggregate principal amount 9½% Notes due 2011.

Morgan Stanley & Co. Incorporated acted as a joint book-running manager for Herbalife’s initial public offering of its common shares, which was completed in December of 2004.  In addition, some of the other financial institutions party to the Credit Agreement have or may have had various relationships with Herbalife and its affiliates involving the provision of a variety of financial and investment banking services.

The Form of Amendment is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit	Description of Exhibit

10.1	Form of Second Amendment to Credit Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 19, 2005

HERBALIFE LTD.

By:	/s/ Brett R. Chapman
Brett R. Chapman
General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Second Amendment to Credit Facility